EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMBB Commercial Mortgage Securities Trust 2014-C19 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, CWCapital Asset Management LLC, as Special Servicer of the Gumberg Retail Mortgage Loan on and after August 5, 2021, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Senior Trust Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Marriott Anaheim Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Marriott Anaheim Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Marriott Anaheim Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Marriott Anaheim Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the Marriott Anaheim Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Marriott Anaheim Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Arundel Mills & Marketplace Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Arundel Mills & Marketplace Mortgage Loan prior to April 9, 2021, CWCapital Asset Management LLC, as Special Servicer for the Arundel Mills & Marketplace Mortgage Loan on and after April 9, 2021, Deutsche Bank Trust Company Americas, as Trustee for the Arundel Mills & Marketplace Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Arundel Mills & Marketplace Mortgage Loan, Situs Holdings, LLC, as Trust Advisor for the Arundel Mills & Marketplace Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the Arundel Mills & Marketplace Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Arundel Mills & Marketplace Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the 55 Broadway Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the 55 Broadway Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the 55 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 55 Broadway Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the 55 Broadway Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the 55 Broadway Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 55 Broadway Mortgage Loan on and after November 1, 2021.

Dated: March 8, 2022

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)